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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  July 16, 2001


                                  DEMEGEN, INC.
             (Exact name of registrant as specified in this charter)




              Delaware                      0-13667             22-2677298
      (State or other jurisdiction        (Commission         (IRS Employer
          of incorporation)               File Number)      Identification No.)


      300 Oxford Drive, Monroeville, PA                           15146
  (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's Telephone Number, including area code: (412) 856-2200


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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

On July 16, 2001, Demegen, Inc. (the "Corporation") exercised its option to purchase all of Periodontix, Inc.'s ("Periodontix") technologies and rights in related clinical trials, except for Periodontix' photodynamic technology with the issuance of 4.7 million restricted common shares of the Company's Common Stock and warrants to purchase up to 4.7 million Common Shares of the Company's Common Stock at an exercise price of $1.25 per share. The Warrants have a five year term and is callable by the Company if the price of the Company's common Stock trades above $2.50 per shares for twenty consecutive trading days.

This completes the third share and warrant issuance relative to the Periodontix transaction and results in the issuance of a total of 9 million restricted common shares of the Company's Common Stock and warrants to purchase up to 9 million Common Shares of the Company's Common Stock.


ITEM 7 - FINANCIAL STATEMENTS & EXHIBITS

          (a)    Financial Statements of Businesses Acquired

          (b)    Pro Forma Financial Information:

                 The Corporation notes that is impracticable to provide the financial statements of the business acquired and restated pro forma financial information at this time. It expects to file the December 31, 2000 and 1999 financial statements of Periodontix by September 29, 2001 along with the related pro forma financial information.

          (c)    Exhibits


                                                                        Pages of
                                                                      Sequential
                           Exhibit Index                        Numbering System
                           -------------                        ----------------
                 (2)  Asset Purchase Agreement, dated as of
                      July 16, 2001 between Demegen, Inc. and
                      Periodontix, Inc.
















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       PDG ENVIRONMENTAL, INC.



                                       By  /s/Richard D. Ekstrom
                                           ------------------------------------
                                           Richard D. Ekstrom
                                           Chairman and Chief Executive Officer










Date: July 31, 2001
















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